Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tagalder Global Investment Inc.

We consent to the incorporation in the Registration Statement on Form SB-2 for Tagalder Global Investment Inc. of our report dated November 13, 2007 on our audit of the financial statements of Canpera Inc. as of March 31, 2007 and for the year then ended, which reports are incorporated in the Form SB-2.

 /s/ JTC FAIR SONG CPA FIRM.
CERTIFIED PUBLIC ACCOUNTANTS , PRC

Hong Kong
November 13, 2007